Exhibit 10.6

Amendment No. 1

to the

Employee Stock Option Agreement

under the

Community Health Systems Holdings Corp.

Employee Stock Option Plan

The parties agree to make the following changes to the Stock Option Agreement under the Community Health Systems Holdings Corp. Employee Stock Option Plan (the “Agreement”), effective on the date that this amendment is executed by the parties:

1.             The first paragraph of Section 4.3 of the Agreement is hereby amended in its entirety to replace the text thereof with the following:

“4.3         SALES OR OTHER EVENTS.  The Company shall give the Optionee 10 days’ notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Total Sale (as hereinafter defined) or the anticipated date of the consummation of a Partial Sale (as hereinafter defined) (the “Sale Notice”).  Notwithstanding anything to contrary contained herein, (i) upon the receipt of a Sale Notice regarding a Total Sale, and subject to the consummation of the Total Sale, the Option shall become fully exercisable whether or not the Optionee participates in the Total Sale; and (ii) upon the receipt of a Sale Notice regarding a Partial Sale, and subject to the consummation of the Partial Sale, the Option shall become exercisable to the extent that it would have become exercisable upon the occurrence of a Partial Sale pursuant to the provisions of the Agreement as in effect prior to the date of this Amendment No. 1, whether or not the Optionee participates in the Partial Sale.  In the event the Total Sale or Partial Sale is not consummated, the Option shall be exercisable thereafter to the extent it would have been exercisable if no such Sale Notice had been given.”

2.             The first sentence of Section 5.2 of the Agreement is hereby amended to (i) delete the reference to “(a)” therein, and (ii) delete the clause “, and (b) a fully executed Stockholder’s Agreement (a copy of which, in the form to be executed by the Optionee (which may differ from the form attached to the Plan), will be supplied to the Optionee upon request) and the undated stock power referred to in Section 6.13(a)(ii) of the Stockholder’s Agreement” therein.

3.             Section 5.2 is further amended to add the following sentence to end thereof:

“In addition, the Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Company.”

4.             Section 5.3 of the Agreement is hereby amended to delete the phrase “and a fully executed Stockholder’s Agreement and stock power” therein.

5.             The first sentence of Section 5.4 of the Agreement is amended to delete the clause “(b) the Optionee shall have delivered the fully executed Stockholder’s Agreement and stock power to the Company,” therein.

6.             The second sentence of Section 5.4 of the Agreement is amended to delete the clause “, subject to the provisions of the Stockholder’s Agreement” therein.

7.             Section 5.5 of the Agreement is deleted in its entirety.

8.             Section 6.2 of the Agreement is hereby amended to (i) delete subsections (b), (c), (d) and (e) therein; (ii) revise subsection (a) by deleting the reference to “(a)” therein, deleting the reference to “(i)” therein, and deleting the clause “, and (ii) the Company shall have the right, at its option, exercisable by delivery of written notice to the Optionee within 90 days following the date of Termination (the date of delivery of such written notice being referred to herein as the “Election Date”), to redeem the Option to the extent the Option is exercisable pursuant to Section 4.1 hereof immediately prior to the date of the Optionee’s Termination (the “Exercisable Portion of the Option”) or any portion thereof as determined by the Company (such portion to be redeemed being referred to herein as the “Called Option”) for the consideration specified below”; and (iii) add the following to the end thereof:

“If any portion of the Option is exercisable pursuant to Section 4.1 hereof on the date of the Optionee’s Termination, then the Optionee may exercise the Option (to the extent that the Option was exercisable on the date of the Optionee’s Termination) at any time within 60 days after the date of such Termination, but in no event after the expiration of the term of the Option.  The Option shall terminate and be of no further force and effect to the extent not exercised during such 60-day period.”

9.             The first sentence of Section 9.1 of the Agreement is amended to delete the clause “, or unless the Committee shall authorize the redemption of the unexercised portion of the Option pursuant to Section 9.2 hereof” at the end thereof.

10.           Sections 9.2, 9.3 and 9.4 of the Agreement are deleted in their entirety.

11.           Section 12 of the Agreement is amended to delete the phrase “and, upon execution thereof, the Stockholder’s Agreement,” therein.

Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

COMMUNITY HEALTH SYSTEMS, INC.

/s/ Wayne T. Smith	October 4, 2002
Wayne T. Smith	Date
Chairman, President and Chief
Executive Officer

EMPLOYEE

Signature	Date

Printed Name